EXHIBIT 5


                                  April 3, 2001



Kansas City Southern Industries, Inc.
114 West 11th St.
Kansas City, MO 64105-1804

         Re: Registration of 4,500,000 shares of Common Stock under the Securities Act of 1933, as amended

Ladies and Gentlemen:

     In my capacity as Associate General Counsel to Kansas City Southern Industries, Inc., a Delaware corporation (the "Company"), I have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement"), covering an aggregate of an additional 4,500,000 shares of Common Stock, par value $.01 per share, of the Company (the "Stock") and associated rights to purchase Preferred Stock, to be issued upon the exercise of options, which may be granted subsequent hereto to acquire shares of Common Stock under the Kansas City Southern Industries, Inc. 1991 Amended and Restated Stock Option and Performance Award Plan (the "Plan").

     In that connection, I have examined the Certificate of Incorporation, as amended, of the Company, the By-Laws, as amended, of the Company, the Stockholder Rights Agreement, the Registration Statement, the Plan, corporate proceedings of the Company relating to the issuance of the Stock pursuant to the Plan, and such other instruments and documents as I deemed relevant under the circumstances.

     In making the aforesaid examinations, I have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to me as photostatic copies.

     Based upon and subject to the foregoing, I am of the opinion that the Stock has been duly and validly authorized and, when issued and paid for as described in the Plan, will be duly and validly issued, fully paid and non-assessable.

     I hereby consent to the use of my opinion as herein set forth as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ Jay M. Nadlman


                                Jay M. Nadlman